POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby
constitutes and appoints Karen Ubell and Matthew Bartus, the undersigned's true and lawful attorneys-in-fact and agent to:  (1) execute for and on behalf of the undersigned, an officer, director or holder of 10% of more of a registered class of securities of Urovant Sciences Ltd. (the "Company"), Forms 3, 4 and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") and the rules thereunder and any form 13D or 13G; and (2)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5 or any Form
13D or 13G, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange
Commission and any stock exchange or similar authority. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation (subject to the undersigned's written approval in each case), hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
       This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) 6 months from the date of its execution;
(b) the undersigned is no longer required to file Forms 3, 4 and 5 or 13G and
13D with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the
Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of May, 2019.

Yours Truly,

SVF INVESTMENTS (UK) LIMITED

By:     Amanda Sanchez-Barry

Name:  Amanda Sanchez-Barry

Title:  Director

SVF HOLDINGS (UK) LLP
By: Softbank Vision Fund L.P., its Managing Member
By: SVF GP (Jersey) Limited, Its General Partner

By:   Ruwan Weerasekera

Name:  Ruwan Weerasekera

Title:  Director

SVF GP (JERSEY) LIMITED

By:   Robert David Milner

Name:  RD Milner

Title:  Director

SOFTBANK VISION FUND L.P.
By: SVF GP (Jersey) Limited, Its General Partner

By:   /s/ Ruwan Weerasekera

Name:  Ruwan Weerasekera

Title:  Director